Exhibit 10.8

            NOTICE: THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT
                  TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT


               NONCOMPETITION, SEVERANCE AND EMPLOYMENT AGREEMENT

         This Noncompetition, Severance and Employment Agreement (this "Agreement") is made and entered into as of this 23rd day of February, 2005, by and among C. Kyle Thomas, an individual (the "Executive"), Peoples Bancorporation, Inc., a South Carolina corporation (the "Company"), and the Company's wholly-owned subsidiary, Seneca National Bank (the "Bank").

         WHEREAS, the Company and the Executive entered into a Noncompetition, Severance and Employment Agreement dated as of September 13, 2004 (the "Prior Agreement");

     WHEREAS, the Executive, the Bank and the Company now desire to replace the Prior Agreement with this Agreement;

         WHEREAS, the Boards of Directors of the Company and the Bank continue to believe that the Executive has been instrumental in the success of the Company and the Bank since his employment;

         WHEREAS, the Company desires that the Bank continue to employ, and the Bank desires to continue to employ, the Executive as President of the Bank;

         WHEREAS, the Executive is willing to continue to accept the employment contemplated herein under the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Employment. Subject to the terms and conditions hereof, the Bank hereby employs the Executive and the Executive hereby accepts such employment as the President of the Bank, having such duties and responsibilities as are set forth in Section 3 below.

     2. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below.

         "Change of Control" shall mean the occurrence during the Term (as defined in Section 4 hereof) of any of the following events:

          (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change of Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"),
     (ii) the Company or any Subsidiary, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined); or

          (b) The individuals who, as of the date of this Agreement, are members of the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board of the Company; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

          (c) Consummation of:

               (1) A merger, consolidation or reorganization involving the Company, unless

                    i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, more than 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                    ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation.

               (A transaction described in clauses (c)(1)(i) and (ii) shall herein be referred to as a "Non-Control Transaction"); or

               (2)  A complete liquidation or dissolution of the Company; or



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

               (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary); or

          (d) The occurrence of any other event or circumstance that is not covered by subparagraphs (a) through (c) above that the Board of Directors of the Company determines affects the control of the Company and, in order to implement the purposes of this Agreement, as to which the Board of Directors adopts a resolution that such event or circumstance constitutes a Change of Control for purposes of this Agreement.

          (e) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change of Control and the Executive reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control and who effectuates a Change of Control (a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, a Change of Control which actually occurs, then for all purposes of this Agreement, the date of a Change of Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

     "Cause" shall mean:

          (a) any act that constitutes, on the part of the Executive, willful and continued failure to implement or follow the directives, policies or procedures of the Board of Directors of the Company or the Bank, willful violation of any state or federal law or regulation applicable to the Company or the Bank, gross malfeasance of duty, conduct grossly inappropriate to the Executive's office, or a material willful violation of this Agreement, and which is demonstrably likely to lead to material injury to the Company or the Bank; or

          (b) any act that resulted or was intended to result in direct or indirect gain to or personal enrichment of the Executive at the expense, direct or indirect, of the Company or the Bank; or

          (c) any act that constitutes, on the part of the Executive, fraud, dishonesty, moral turpitude, gross negligence, or intentional damage to the property or business of the Bank or the Company; or

          (d) the conviction (from which no appeal may be or is timely taken) of the Executive of a felony; or

          (e) the suspension or removal of the Executive by federal or state banking regulatory authorities acting under lawful authority pursuant to provisions of federal or state law or regulation which may be in effect from time to time;



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

     provided, however, that in the case of clauses (a) and (b) above, such conduct shall not constitute Cause:

               (x) unless (i) there shall have been delivered to the Executive a written notice setting forth with specificity the reasons that the Board of the Company believes the Executive's conduct meets the criteria set forth in clause (a), (ii) the Executive shall have been provided the opportunity to be heard in person by the Board of the Company (with assistance of the Executive's counsel if the Executive so desires), and (iii) after such hearing, the termination is evidenced by a resolution adopted in good faith by two-thirds of the members of the Board of the Company (other than the Executive); or

               (y) if such conduct (i) was believed by the Executive in good faith to have been in, or not opposed to, the interests of the Company and the Bank, and (ii) was not intended to, and did not, result in the direct or indirect gain to or personal enrichment of the Executive.

         "Confidential Information" shall mean all business and other information relating to the business of the Company, its Subsidiaries or affiliates, including without limitation, technical or non-technical data, programs, methods, techniques, processes, financial data, financial plans, product plans, and lists of actual or potential customers, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Such information and compilations of information shall be contractually subject to protection under this Agreement whether or not such information constitutes a trade secret and is separately protectable at law or in equity as a trade secret. Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Executive or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

         "Disability" or "Disabled" shall mean the Executive's inability as a result of physical or mental incapacity to substantially perform his duties for the Bank on a full-time basis for a period of six (6) months as determined by an independent physician selected with the approval of both the Executive and the Bank.

         "Involuntary Termination" shall mean the termination of the Executive's employment by the Executive within one year following a Change of Control (a) which is due to: (i) a material change of the Executive's responsibilities, position (including status as a President of a bank Subsidiary of the Company, the Company's successor or ultimate parent entity), office, title, reporting relationships or working conditions, authority or duties (including changes resulting from the assignment to the Executive of any duties inconsistent with his positions, duties or responsibilities as in effect immediately prior to the Change of Control); or (ii) a material change in the terms (including the rolling three year termination date) of this Agreement; or (iii) a material reduction in the Executive's compensation or benefits; or (iv) a forced relocation of the Executive outside the Anderson/Easley/Greenville/Spartanburg metropolitan area; or (v) a significant increase in the Executive's travel


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

requirements; or (vi) the Company's insolvency; or (vii) the Company's or the Bank's breach of any material provision of this Agreement; and (b) which circumstance has not been cured within 30 days after written notice of such circumstance has been given to the Company and the Bank by the Executive; provided, however, if Executive has consented in writing to any of the events in
(i) through (vii) above, or has not objected in writing to any of such events within three months after the occurrence thereof, such event or events shall not constitute the basis for treating the Executive's termination of his employment as an Involuntary Termination.

         "Person" shall mean any  individual,  corporation,  bank,  partnership,
joint  venture,   association,   joint-stock  company,   trust,   unincorporated
organization or other entity.

         "Voluntary Termination" shall mean the termination by Executive of Executive's employment within one year following a Change of Control which is not the result of any of clauses (a)(i) through (vii) set forth in the definition of Involuntary Termination above.

     3. Duties. During the Term hereof, the Executive shall have such duties and authority as are typical of a president of a company such as the Bank, including, without limitation, those specified in the Bank's Bylaws and applicable resolutions and policies adopted by the Company's or the Bank's respective Boards of Directors. Executive agrees that during the Term hereof, he will devote his full time, attention and energies to the diligent performance of his duties. Executive shall not, without prior written consent of the Company and the Bank, at any time during the Term hereof (i) accept employment with, or render services of a business, professional or commercial nature to, any Person other than the Company and the Bank; (ii) engage in any venture or activity which the Company or the Bank may in good faith consider to be competitive with or adverse to the business of the Company, the Bank or of any other affiliate of the Company, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise, except that the ownership of not more than 5% of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation of this Section; or (iii) engage in any venture or activity which the Board of Directors of the Company or the Bank may in good faith consider to interfere with Executive's performance of his duties hereunder; provided, however, Executive shall only be deemed to be in breach of
(ii) or (iii) of this section 3 after he has been given written notice by the Board of Directors of the Company or the Bank that such Board believes he is engaging in an impermissible activity and the Executive has not terminated such activity within 15 days after such notice.

     4. Term. Unless earlier terminated as provided in this Agreement, this Agreement and the Executive's period of employment hereunder shall be for a rolling term of three years (the "Term") commencing on the date hereof, with compensation to be effective as of the date of this Agreement. This Agreement shall be deemed to extend each day for an additional day automatically and without any action on behalf of any party hereto; provided, however, that any party may, by notice to the others, cause this Agreement to cease to extend automatically and, upon such notice, the "Term" of this Agreement shall be the three years following the date of such notice, and this Agreement shall terminate upon the expiration of such Term, unless Executive's employment is earlier terminated pursuant to Section 5 hereof. If no such notice is given and the Executive's employment is terminated pursuant to Section 5.1.3 hereof, for


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

the purposes of calculating any amounts payable to the Executive as a result of such termination, the remaining Term of this Agreement shall be deemed to be three years from the date of such termination.

     5. Termination. The Bank may terminate Executive's employment under this Agreement at any time, or Executive may terminate his employment under this Agreement at any time. Executive's sole rights to compensation under this Agreement in the event of such termination are as set forth below:

                  5.1 By the Bank. The Bank shall have the right to terminate the Executive's employment hereunder at any time and Executive's only rights to compensation under this Agreement shall be as follows:

                        5.1.1 If the Bank terminates Executive's employment under this Agreement for Cause or as a result of Disability, the Company's and the Bank's obligations hereunder shall cease as of the date of termination, Executive shall have no right to compensation or other benefits under this Agreement for any period after the date of termination, and Executive shall be subject to the non-competition provisions set forth in section 10 hereof.

                        5.1.2 If the Bank terminates Executive other than for Cause or as a result of Disability and there has been a Change of Control, Executive shall be entitled to receive, as severance, immediately upon such termination, the compensation and benefits provided in Section 6 hereof that would otherwise be payable over the three years subsequent to such termination.

                        5.1.3 If the Bank terminates Executive other than for Cause or as a result of Disability and in the absence of a Change of Control, Executive shall be entitled to receive, as severance, immediately upon such termination, the compensation and benefits provided in Section 6 hereof for the remaining Term of this Agreement.

                        5.1.4 If the Bank terminates Executive other than for Cause, (A) all rights of Executive pursuant to awards of share grants or unexpired options granted by the Company or the Bank shall be deemed to have vested and become immediately exercisable, and shall be released from all conditions and restrictions on transfer, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and (B) the Executive shall be deemed to be credited with service with the Bank for the same period of time for which benefits are required to be paid under Section 5.1.2 or 5.1.3, as applicable, for the purposes of the Bank's benefit plans, including, without limitation, any restricted stock agreements hereafter entered into with Executive.

                  5.2 By Executive. Executive shall have the right to terminate his employment hereunder and Executive's only rights to compensation under this Agreement shall be as follows:

                        5.2.1 If Executive terminates his employment and such termination does not constitute a Voluntary Termination or an Involuntary Termination, the Company's and the Bank's obligations under this Agreement shall


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cease  as of the  date of such  termination,  Executive  shall  have no right to compensation or other benefits under this Agreement for any period after the date of termination, and Executive shall be subject to the non-competition provisions set forth in section 10 hereof.

                        5.2.2 If Executive terminates his employment hereunder and such termination constitutes an Involuntary Termination, Executive shall be entitled to receive immediately as severance the compensation and benefits provided in Section 6 hereof that would otherwise be payable over the three years subsequent to such Involuntary Termination.

                        5.2.3 If Executive terminates his employment hereunder and such termination constitutes a Voluntary Termination, Executive shall be entitled to receive immediately as severance the compensation and benefits provided in Section 6 hereof for one year following the date of his Voluntary Termination.

                        5.2.4 In addition, in the event of Voluntary Termination or Involuntary Termination, (A) all rights of Executive pursuant to awards of share grants or unexpired options granted by the Company or the Bank shall be deemed to have vested and become immediately exercisable, and shall be released from all conditions and restrictions on transfer, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and (B) the Executive shall be deemed to be credited with service with the Bank for the same period of time for which benefits are required to be paid under Section 5.2.2 or 5.2.3, as applicable, for the purposes of the Bank's benefit plans, including, without limitation, any restricted stock agreements hereafter entered into with Executive.

                  5.3 Executive's Death. Upon Executive's death, the Company's and the Bank's obligations under this Agreement shall immediately cease and Executive shall have no right to compensation or other benefits under this Agreement for any period after the date of death. Upon Executive's death, all rights of Executive pursuant to awards of share grants or unexpired options granted by the Company or the Bank shall be deemed to have vested and become immediately exercisable in accordance with the terms of the plan and/or agreement pursuant to which they were granted, and shall be released from all conditions and restrictions on transfer, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended.

                  5.4   Calculation  of  Certain   Benefits.   For  purposes  of
determining severance payments pursuant to Sections 5.1.2, 5.1.3, 5.2.2 and 5.2.3, (i) the amount of annual salary shall be deemed to be the annualized salary being paid immediately prior to the termination, (ii) the annual amount of unfixed compensation (such as a bonus) shall be deemed to be equal to the average of such compensation over the three year period immediately prior to the termination, and (iii) the annual amount of benefits shall be deemed to be the sum of the costs to the Company and the Bank of providing the benefits to the Executive for the twelve month period ending immediately prior to the termination.

                  5.5 Applicability of Restrictions on Resale under the Securities Act of 1933 or Section 16 of the Securities Exchange Act of 1934 and Terms of Exercise. Any exercise of options pursuant to Sections 5.1.4 or 5.2.4 and sale of shares acquired on such exercise will continue to be subject to the restrictions on resale under the Securities Act of 1933 and the rules thereunder


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and to the short swing trading and reporting  requirements  of Section 16 of the
Securities Exchange Act of 1934 and the rules thereunder to the extent and for the period of time required by such Acts and rules. Anything set forth to the contrary notwithstanding herein or in the plan or agreement pursuant to which the options were granted, in the event of termination of Executive's employment pursuant to Sections 5.1.2, 5.1.3 or 5.2.2, Executive shall have until the earlier of (x) one year from the date of termination or (y) the expiration date of the options to exercise such stock option rights. In the event of termination of Executive's employment other than pursuant to Sections 5.1.2, 5.1.3 or 5.2.2, Executive shall have the period of time specified in the plan or agreement pursuant to which options were granted to exercise such options.

     6. Compensation. In consideration of Executive's services and covenants hereunder, the Bank shall pay to Executive the compensation and benefits described below (which compensation shall be paid in accordance with the normal compensation practices of the Bank and shall be subject to such deductions and withholdings as are required by law or policies of the Bank in effect from time to time, provided that his salary pursuant to section 6.1 shall be payable not less frequently than monthly):

                  6.1 Annual Salary. During the Term hereof, the Bank shall pay to Executive a salary at a rate of $135,000.00 per annum. Executive's salary will be reviewed annually by the Board of Directors of the Bank at the beginning of each of its fiscal years and, in the sole discretion of the Board of Directors of the Bank, may be increased for such year.

                  6.2 Annual Incentive Bonus. During the Term hereof, the Bank shall pay to Executive an annual incentive cash bonus in accordance with the terms of any incentive plans adopted by the Board of Directors of the Bank.

                  6.3 Stock Options. During the Term hereof, the Board of Directors of the Company may grant Executive options to purchase Company common stock in accordance with the terms of the Company's stock option plans.

                  6.4 Other Benefits. Executive shall be entitled to share in any other employee benefits generally provided by the Company and the Bank to their most highly ranking executives for so long as the Company or the Bank provides such benefits. The Bank shall also provide Executive with a Bank-paid automobile and reasonable club dues for one country club. Executive shall also be entitled to participate in all other benefits accorded generally to Company and Bank employees.

                  6.5 Executive's Right To Benefits Absolute. The right of the Executive to receive the benefits set forth in this Agreement shall be absolute and not subject to any right of set-off or counterclaim the Company or the Bank may have against Executive.

                  6.6 Discharge of Payment Obligation. The Company's obligation to make any payments owed to the Executive under this Agreement shall be discharged to the extent such payments are made by the Bank, and the Bank's obligation to make any payments owed to the Executive under this Agreement shall be discharged to the extent such payments are made by the Company.



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     7.  Accelerated  Vesting of Executive's  Stock Options . Anything set forth herein to the contrary notwithstanding, Executive's stock options shall vest immediately upon the occurrence of a Change of Control, even if the Executive remains employed with the Company, the Bank or any of the Company's other Subsidiaries after a Change of Control. However, to the extent that this Agreement is inconsistent with the stock option plan pursuant to which the options were granted, the terms of such stock option plan shall control.

     8. Parachute Payments.

                  8.1 Golden Parachute Payments. Notwithstanding any other provision of this Agreement, if any payment provided for in this Agreement would, if paid, constitute a "golden parachute payment" as defined in 12 C.F.R.
Section 359.1(f) as in effect on the date of this Agreement, the obligation of the Company or the Bank to make such payment shall be subject to an additional condition that the circumstances which cause the payment to be a "golden parachute payment" shall have ceased to exist, but such payment will become payable in full at such time as the condition is met together with interest at the prime rate, compounded annually, from the date such payment would have been due had it not been a "golden parachute payment" until paid.

                  8.2 Excess Parachute Payments. It is the intention of the parties to this Agreement that the severance payments and other compensation provided for herein are reasonable compensation for Executive's services to the Bank and shall not constitute "excess parachute payments" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended. In the event that the Company, on the date of a Change of Control, determines that the payments provided for herein constitute "excess parachute payments," then the compensation payable under this Agreement shall be reduced to the point at which such compensation shall not qualify as an "excess parachute payment."

     9. Confidentiality.

                  9.1 Company and Bank Confidential Information. Executive acknowledges that, prior to and during the term of this Agreement, the Company and the Bank have furnished and will furnish to Executive, and the Executive will develop for the benefit of the Company and the Bank, Confidential Information which could be used by Executive on behalf of a competitor of the Company or the Bank to the Company's or the Bank's substantial detriment. Executive acknowledges that Confidential Information is the sole property of the Company and the Bank. In view of the foregoing, Executive acknowledges and agrees that the restrictive covenants contained in this Agreement are reasonably necessary to protect the Company's and the Bank's legitimate business interests and goodwill. Executive agrees that he shall protect and hold in strictest confidence the Company's and the Bank's Confidential Information and shall not disclose to any Person, or otherwise use, except in connection with his duties performed in accordance with this Agreement, any Confidential Information; provided, however, that Executive may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event Executive will, if permitted to do so under applicable law, promptly notify the Company and the Bank of such order or subpoena to provide the Company and the Bank an opportunity to protect their interests, and Executive agrees to cooperate with the Company and the Bank in trying to protect their interests. Upon the termination or expiration of his employment hereunder, the Executive agrees to deliver promptly to the Company and the Bank all of their respective files, customer lists, management reports, memoranda, research, forms, financial data and reports and other documents supplied to or created by him in connection with his employment hereunder (including all copies of the foregoing) in his possession or control and all of the Company's and Bank's equipment and other materials in his possession or control. This section 9.1 shall survive for 24 months after the later of termination of employment of Executive with the Bank, the Company or any other Subsidiary of the Company.

                  9.2 Third Party Confidential Information. Executive shall also hold in the strictest confidence all confidential or proprietary information that the Company or the Bank has received from any third party to which it is the Company's or the Bank's obligation to maintain the confidentiality of such information, and Executive shall not disclose such information to any Person, firm or corporation or use it except as necessary in carrying out Executive's work for the Company or the Bank consistent with the Company's or the Bank's agreement with such third party.

     10. Noncompetition.

                  10.1 In the Event of Termination Without a Change of Control. In the event that Executive's employment with the Bank is terminated either by the Board of Directors of the Bank for Cause or by the Executive, and there has been no Change of Control, then Executive shall not, for a period of one (1) year following such termination of employment:

              (i) become employed by any insured depository institution that has customers or does business as follows:

                    (a) has an office situated in or an agent or agents regularly working in any city in which the Bank has an office in which an agent or agents of the Bank regularly work, or

                    (b) has a significant number of offices situated in or a significant number of agents regularly working in any city in which the Bank has a significant number of offices or in which a significant number of agents of the Bank regularly work, or

                    (c)  has a  significant  number of customers  located in any
                         county  of  South   Carolina   where  the  Bank  has  a
                         significant number of customers, or

                    (d)  shares a significant number of customers with the Bank.

              (ii) interfere or attempt to interfere with any business relationship of the Company or the Bank, including, without limitation, employee and customer relationships, whether by lawful competition or otherwise; or

              (iii) engage, directly or indirectly, in any business or activity which requires Executive, or any person or party employed by him or whom he represents, to provide Confidential Information or other data obtained by Executive as a result of his employment with the Bank to any other person or party who is then engaged in providing similar services to those of the Company or the Bank for use in competing with the Company or the Bank; or

              (iv) solicit from any customer of the Bank any business that such customer has customarily done or contemplates doing with the Bank; or

              (v) solicit any business that could be done by the Company or the Bank from any customer of the Bank with whom the Executive had contact while employed by the Bank; or

              (vi) solicit any business on the basis of, or advertise, the Executive's former affiliation with the Company or the Bank; or

              (vii) solicit, encourage or assist any other person to solicit or encourage any employee of the Bank, the Company or any other Subsidiary of the Company to terminate such employment; or

              (viii) otherwise compete against the Bank, directly or indirectly, whether as principal, agent, employee, or owner of any entity (if the percentage or ownership exceeds 10% of the entity).

The parties hereto intend the geographic areas and all other restrictions set forth herein to be completely severable and independent; if any of the restrictions set forth above are determined to be either unenforceable, or unenforceable in any of the geographic areas set forth above, the parties intend that the restrictions set forth above shall continue to apply to the remaining geographic areas set forth above and that the other restrictions set forth above shall continue to apply.

                  10.2 In the Event of Termination in Anticipation of, or Following, a Change of Control. In the event that Executive's employment is terminated for any reason other than for Cause either (i) following a Change of Control (whether by the Bank or Executive), or (ii) prior to a Change of Control and the Executive reasonably demonstrates that such termination (x) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control and who effectuates a Change of Control or (y) otherwise occurred in connection with, or in anticipation of, a Change of Control which actually occurs, then it is expressly acknowledged that there shall be no limitation on any competitive activity of Executive, including direct competition with the Company or the Bank or their successors, and neither the Company nor the Bank shall be entitled to injunctive relief with respect to any such competitive activities of Executive. In the event of termination of Executive's employment for Cause following a Change of Control, the noncompetition provisions of Section 10.1 shall apply to Executive.

     11. Trust. The Company shall establish an irrevocable trust to fund the obligations hereunder (which may be a "rabbi trust" if so requested by
Executive), which trust (i) shall have as trustee an individual acceptable to Executive, (ii) shall be funded upon the earlier of a Change of Control or the approval of any regulatory application filed by a potential acquiror of the Company seeking to acquire control of the Company, and (iii) shall contain such other terms and conditions as are reasonably necessary in Executive's determination to ensure the Company's and the Bank's compliance with its obligations hereunder.

     12. Assignment. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of Executive, and agree that this Agreement may not be assigned or transferred by Executive, in whole or in part, without the prior written consent of the Company and the Bank.

     13. Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail postage prepaid:

To the Bank:               Seneca National Bank
                           P. O. Box 639
                           Seneca, S. C. 29679
                           Attn:    Chairman of the Board

To the Company:            Peoples Bancorporation
                           P.O. Box 1989
                           Easley, S.C. 29641
                           Attn:    Chairman of the Board

To Executive:              C. Kyle Thomas
                           449 Old Iron Works Road
                           Spartanburg, S. C. 29302

Any party may change the address to which notices, requests, demands, and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

     14. Provisions Severable. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

     15. Remedies. The Executive acknowledges that if he breaches or threatens to breach his covenants and agreements in Sections 9 and 10 of this Agreement, such actions may cause irreparable harm and damage to the Company or the Bank which could not be compensated by monetary damages alone. Accordingly, if Executive breaches or threatens to breach Section 9 or Section 10 of this Agreement, the Company and the Bank shall be entitled to injunctive relief from a court of competent jurisdiction, in addition to any other rights or remedies of the Company or the Bank.

     16. Arbitration.

                  16.1 Generally. Any dispute or controversy, other than a claim for injunctive relief pursuant to Section 15 hereof, arising under or in connection with this Agreement shall be settled exclusively by arbitration in Easley, South Carolina, by three arbitrators in accordance with the rules of the American Arbitration Association then in effect. The arbitrators may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrators shall be final, conclusive and binding on the parties to the arbitration, and judgment may be entered on the decision of the arbitrators in any court having jurisdiction. Executive shall be entitled to seek specific performance of the right to be paid until the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

                  16.2 Interim Relief. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgement of the powers of the arbitrator.

                  16.3 Payment of Costs. The Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section.

                  EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS, OTHER THAN A CLAIM FOR INJUNCTIVE RELIEF PURSUANT TO SECTION 15 HEREOF, ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, UNLESS OTHERWISE REQUIRED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO EXECUTIVE'S RELATIONSHIP WITH THE COMPANY AND THE BANK.

                  16.4 Survival. This Section 16 relating to arbitration shall survive termination of this Agreement

     17. Waiver. Except for the one year and three month limitations in the definition of "Involuntary Termination" and the one year limitation in the definition of "Voluntary Termination" in Section 2 hereof, failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

     18. Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by the parties hereto.

     19. Governing Law. The validity and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

     20. Integration. This Agreement represents the entire agreement and understanding among the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. This Agreement also specifically replaces and supercedes the Prior Agreement.

     21. Notification of New Employer. In the event that Executive's employment with the Bank is terminated, Executive hereby consents to notification by the Bank to Executive's new employer or prospective employer about Executive's rights and obligations under this Agreement.

     22. Right to Advice of Counsel. Executive acknowledges that he has had the right to consult with counsel and is fully aware of Executive's rights and obligations under this Agreement.

     23. General Matters. Submission of this Agreement for examination, negotiation, or signature does not constitute an offer, and this Agreement shall not be effective until it is duly executed and delivered, if at all, by the Bank, the Company and Executive. The language of this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against either party, regardless of who drafted or was principally responsible for drafting this Agreement or any specific term or conditions hereof. This Agreement shall be deemed to have been drafted by each party, and neither party shall urge otherwise. Either party's failure to review this Agreement or any related documents, or to obtain legal or other advice in connection with this transaction, constitutes a waiver of any objection or claim that may be based upon such failure.

(The remainder of this page is intentionally left blank. Signatures are on the following page.)




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


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              [SIGNATURES OMITTED]





































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